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                                                                    EXHIBIT 23.1

                         [DELOITTE & TOUCHE LETTERHEAD]

CONSENT OF INDEPENDENT ACCOUNTANTS


  We have issued our report dated February 18, 2000, accompanying the financial statements of Bid.Com International Inc. appearing in the Company's Annual Report on Form 20-F which is incorporated by reference in this Registration Statement on Form F-3. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the reference in the Registration Statement to our firm under the heading "Experts."



/s/ Deloitte & Touche
Chartered Accountants


Toronto, Canada
July 6, 2000